UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2004

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 867-9971

Item 5. Other Events and Required FD Disclosure.

On June 21, 2004, Wright Medical Group, Inc. (the “Company”) issued a press release announcing that the following management changes will occur on July 1, 2004:

•	Laurence Y. Fairey, who is a director, will become the President and Chief Executive Officer;

•	F. Barry Bays, who is a director and the President and Chief Executive Officer, will relinquish his executive positions and become the Executive Chairman of the Board of Directors; and

•	James T. Treace, who is the non-executive Chairman of the Board of Directors, will relinquish this position.

Messrs. Fairey, Bays and Treace will continue to serve as directors of the Company. A copy of the Company’s press release, which includes a brief description of Mr. Fairey’s business background, is attached to this report as Exhibit 99 and is incorporated herein by reference.

In addition to these management changes, the composition of two of the Board of Directors’ committees will be altered on July 1, 2004. Mr. Fairey will replace Richard B. Emmitt on the Executive Committee, with Mr. Bays becoming its chairman, and Mr. Emmitt will replace Mr. Fairey on the Nominating and Corporate Governance Committee. These changes in committee assignments will allow Mr. Fairey to participate in the functioning of the Executive Committee and will ensure that the Nominating and Corporate Governance Committee consists only of independent directors as required by the listing standards of the National Association of Securities Dealers.

The Company has entered into an employment agreement with Mr. Fairey that will become effective on July 1, 2004, and will end on June 30, 2008. Mr. Fairey’s initial base salary will be $350,000 per year. He will be eligible to receive an annual incentive bonus, with a target of 50% of his base salary, based on the attainment of certain performance objectives established by the Compensation Committee of the Board of Directors. On July 1, 2004, the Company will grant to Mr. Fairey an option to purchase 600,000 shares of common stock under the Company’s Third Amended and Restated 1999 Equity Incentive Plan (the “Equity Incentive Plan”) at an exercise price that is equal to the fair market value per share of common stock on the grant date as determined under the Equity Incentive Plan. Mr. Fairey also will be eligible to receive other awards under the Equity Incentive Plan and any other plan administered by the Compensation Committee. He will be eligible to participate in the Company’s fringe benefit programs, including medical insurance and retirement programs, that are generally provided to executives of the Company from time to time. The agreement contains provisions relating to the termination of Mr. Fairey’s employment with the Company in certain situations and imposes on him customary confidentiality, intellectual property assignment and non-competition obligations.

The Company has entered into an employment agreement with Mr. Bays that will become effective on July 1, 2004, and will end on June 30, 2006. Mr. Bays’s initial base salary will be $100,000 per year. He will be eligible to receive an annual incentive bonus, with a target of 50% of his base salary, based on the attainment of certain performance objectives established by the Compensation Committee. Mr. Bays will be eligible to receive awards under the Equity Incentive Plan and any other plan administered by the Compensation Committee. He will be eligible to participate in the Company’s fringe benefit programs, including medical insurance and retirement programs, that are generally provided to executives of the Company from time to time. The agreement contains provisions relating to the termination of Mr. Bays’s employment with the Company in certain situations and imposes on him customary confidentiality, intellectual property assignment and non-competition obligations.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

Exhibit
Number	Description
99	Press release issued by Wright Medical Group, Inc., on June 21, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2004

WRIGHT MEDICAL GROUP, INC.
By:	/s/ F. Barry Bays
F. Barry Bays
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description
99	Press release issued by Wright Medical Group, Inc., on June 21, 2004.

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